Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BP Capital Accumulation Plan and the 1985 Atlantic Richfield Company Executive Long Term Incentive Plan of our report dated February 7, 2005, with respect to the consolidated financial statements and schedule of BP p.l.c. included in its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

London, England
February 2, 2006	/s/ Ernst & Young LLP